Exhibit 10.7

AMENDMENT NO. 3 TO
REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 3, dated                          , 2014 (this “Amendment”), to REGISTRATION RIGHTS AGREEMENT, dated August 1, 2012 (as amended from time to time, the “Agreement”), between Prospect Global Resources, Inc., a Nevada corporation (“Prospect”), and The Karlsson Group, Inc., an Arizona corporation (“Karlsson”).

RECITALS

WHEREAS, on May 30, 2012, Prospect issued to Karlsson a warrant (the “May 2012 Warrant”) to purchase up to 112,117 shares of common stock of Prospect (after giving effect to the 1-50 reverse stock split effected September 4, 2013);

WHEREAS, on June 26, 2013, Prospect issued to Karlsson a warrant (the “June 2013 Warrant”)to purchase up to 60,000 shares of common stock of Prospect (after giving effect to such reverse stock split);

WHEREAS, Karlsson surrendered the May 2012 Warrant and June 2013 Warrant for shares that have been registered for resale; and

WHEREAS, on the date hereof, Prospect issued to Karlsson a warrant to purchase up to [•] shares of common stock of Prospect (the “2014 Warrant”)

The parties hereby amend the Agreement as follows:

1.             Amendment.

a.             Amendment to Definition of Registrable Securities. Section 1(i) of the Agreement is amended to read as follows:

“Registrable Securities” shall mean the Exchange Shares and the Warrant Registrable Securities.

b.             Amendment to Definition of Warrant. Section 1(l) of the Agreement is amended to read as follows:

“Warrant” shall mean the 2014 Warrant.

c.             Definition of Warrant Registrable Securities. Section 1 of the Agreement is amended by adding Section 1(m) as follows:

“Warrant Registrable Securities” shall mean [•] shares of Common Stock initially issuable upon exercise of the Warrant and any additional securities issued pursuant to the terms of the Warrant.

d.             Amendment to Section 2.  Section 2 is amended by inserting the following as Section 2(b) and renumbering the remaining sections accordingly.

(b)  The Company shall, immediately upon issuing the Warrant, prepare and file with the Commission a Registration Statement (“Warrant Registration Statement”) covering the Warrant Registrable Securities for a selling stockholder resale offering to be made on a continuous basis pursuant to Rule 415.  The Warrant Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Warrant Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith).  The Company shall use its commercially reasonable efforts to cause the Warrant Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and to remain effective continuously until all registered shares have been sold.  The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of the registration statement within one business day thereof. The Company shall, by 9:30 a.m. New York City time on the first business day after the effective date, file a final Prospectus with the Commission, as required by Rule 424(b) of the Securities Act.  Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Warrant Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof, (ii) use its best efforts to file amendments to the Warrant Registration Statement as required by the Commission and/or (iii) withdraw the Warrant Registration Statement and file a new registration statement (a “New Warrant Registration Statement”), in either case covering the maximum number of such Warrant Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale such Warrant Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Warrant Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Warrant Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. In the event the Company amends the initial Warrant Registration Statement or files a New Warrant Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Warrant

Registrable Securities that were not registered for resale on the Warrant Registration Statement, as amended, or the New Warrant Registration Statement (the “Remainder Warrant Registration Statements”).

2.             Miscellaneous.

a.             No Other Amendment. Except as expressly amended in this Amendment, all provisions of the Agreement shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Agreement. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the provisions of this Amendment shall govern.

b.             Relation to Agreement. This Amendment constitutes an integral part of the Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended hereby.

c.             Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

d.             Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

e.             Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

PROSPECT GLOBAL RESOURCES, INC.,
a Nevada corporation

By:
Name: Damon Barber
Title: President, CEO, and Secretary

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:	/s/
Name:
Title:

[Signature Page to Amendment to Registration Rights Agreement]